EXHIBIT 10.1

EXCLUSIVE LICENSE AGREEMENT

between

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

and

ACCUREXA, INC.

for

MICROINJECTION BRAIN CATHETER [UC Case No. SF2012-063]

TABLE OF CONTENTS

Article No.

Title

     Page

BACKGROUND

1

1.

DEFINITIONS

2

2.

GRANT

5

3.

SUBLICENSES

7

4.

PAYMENT TERMS

8

5. LICENSE ISSUE FEE 9

6.

LICENSE MAINTENANCE FEE

10

7.

PAYMENTS ON SUBLICENSES

10

8.

EARNED ROYALTIES AND MINIMUM ANNUAL ROYALTIES

10

9.

MILESTONE PAYMENTS

11

10.

INDEXED MILESTONE

12

11.

DUE DILIGENCE

13

12.

PROGRESS AND ROYALTY REPORTS

15

13.

BOOKS AND RECORDS

16

14.

LIFE OF THE AGREEMENT

16

15.

TERMINATION

17

16.

USE OF NAMES AND TRADEMARKS

18

17.

LIMITED WARRANTY

18

18.

LIMITATION OF LIABILITY

19

19.

PATENT PROSECUTION AND MAINTENANCE

19

20.

PATENT MARKING

21

21.

PATENT INFRINGEMENT

21

22.

INDEMNIFICATION

24

23.

NOTICES

25

24.

ASSIGNABILITY

26

25.

FORCE MAJEURE

27

26.

GOVERNING LAWS; VENUE

27

27.

GOVERNMENT APPROVAL OR REGISTRATION

27

28.

COMPLIANCE WITH LAWS

28

29.

CONFIDENTIALITY

28

30.

MISCELLANEOUS

29

EXCLUSIVE LICENSE AGREEMENT

for

Microinjection Brain Catheter

UC Case No. SF2012-063

This exclusive license agreement ("Agreement") is made effective September 16, 2014 ("Effective Date"), by and between The Regents of the University of California, a California corporation, having its statewide administrative offices at 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200 ("The Regents") and acting through its Office of Innovation, Technology, and Alliances, University of California San Francisco (“UCSF”), 3333 California Street, Suite S-11, San Francisco, CA 94143 and Accurexa, Inc., a Delaware corporation, having a principal place of business at 201 Spear Street, Suite 1100, San Francisco 94105 ("Licensee").

BACKGROUND

A.

Certain inventions, generally characterized as “Microinjection Brain Catheter” (UC Case No. SF2012-063) (collectively "Invention"), made in the course of research at UCSF by Drs. Daniel A. Lim, Matthew Silvestrini, and Tejal A. Desai, (collectively, the “Inventors”) and are claimed in Patent Rights as defined below.

B.

The development of the Invention was sponsored in part by the National Institutes of Health and, as a consequence, this license is subject to overriding obligations to the United States Federal Government under 35 U.S.C. §§ 200-212 and applicable regulations including a non-exclusive, non-transferable, irrevocable, paid-up license to practice or have practiced the Invention for or on behalf of the United States Government throughout the world.

C.

Dr. Daniel A. Lim was an employee of the Veterans Administration Medical Center and The Regents at the time of development of the Invention. Certain obligations to the United States Department of Veterans Affairs ("VA") apply to the Invention.

D.

The Invention was developed under funding from the California Institute for Regenerative Medicine ("CIRM") and is therefore subject to the provisions of Title 17, California Code of Regulations, Sections 100600-100611, and any subsequently adopted applicable regulations.

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E.

The Licensee and The Regents have executed a Secrecy Agreement (UC Control No. 2014-20-0085) with an effective date of 09/20/2013.

F.

The Licensee and The Regents have executed a Letter of Intent (UC Control No. 2015-30-0004) with an effective date of 07/03/2014.

G.

The scope of such rights granted by The Regents is intended to extend to the scope of the patents and patent applications in Patent Rights, but only to the extent that The Regents and the VA have proprietary rights in and to the Valid Claims of such Patent Rights.

H.

Both parties recognize and agree that Earned Royalties are due under this Agreement with respect to products and methods and that such royalties will be paid with respect to both pending patent applications and issued patents, in accordance with the terms and conditions set forth herein.

I.

The Licensee is/is not a "small business firm" as defined in 15 U.S.C. §632.

J.

The Licensee acknowledges that: (i) consideration for Technology Rights is due to early access; (ii) some of the technology in Technology Rights may become public without a decrease in consideration due to The Regents under this Agreement; and (iii) while the Licensee is subject to restriction in dissemination of technology in Technology Rights, The Regents may make such technology available to others without restriction.

- - oo 0 oo - -

The parties agree as follows:

1.

DEFINITIONS

As used in this Agreement, the following terms, whether used in the singular or plural, shall have the following meanings:

1.1

"Affiliate" of the Licensee means any entity which, directly or indirectly, Controls the Licensee, is Controlled by the Licensee or is under common Control with the Licensee.  "Control" means (i) having the actual, present capacity to elect a majority of the directors of such affiliate; (ii) having the power to direct at least fifty percent (50%) of the voting rights entitled to elect directors; or (iii) in any country where the local law will not permit foreign equity participation of a majority, ownership or control, directly or indirectly, of

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the maximum percentage of such outstanding stock or voting rights permitted by local law.

1.2

"Field of Use" means Sale of Licensed Products for research and clinical use only. All other uses are specifically excluded.

1.3

"Licensed Method" means any process, art or method the use or practice of which, but for the license granted in this Agreement, would infringe, or contribute to, or induce the infringement of, any Patent Rights in any country were they issued at the time of the infringing activity in that country.

1.4

"Licensed Product(s) " means any product, including, without limitation, a product for use or used in practicing a Licensed Method and any product made by practicing a Licensed Method, the manufacture, use, Sale, offer for Sale or import of which, but for the license granted in this Agreement, would infringe, or contribute to, or induce the infringement of, any Patent Rights in any country were they issued at the time of the infringing activity in that country.

1.5

"Net Sale" means the total amount invoiced by Licensee or by any Affiliate or Sublicensee on account of Sales of Licensed Product, after deduction of all the following in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) to the extent applicable to such Sales:

1.5.1

trade, quantity and cash discounts or rebates, actually allowed or taken;

1.5.2

allowances or credits given for rejection or for return of previously sold Licensed Product or outdated Licensed Product;

1.5.3

sales commissions;

1.5.4

any tax or other governmental charge (including without limitation custom surcharges) borne by the Licensee other than income tax levied on the Sale, transportation or delivery of Licensed Product, and

1.5.5

any charges for packing, handling, freight, insurance, transportation and duty charges borne by the seller.

If Licensee makes any Net Sales to any party at a price less than the regular price charged to other parties, and unless a cash discount within the meaning of this Paragraph 1.5 (Net Sale) above, the royalties payable to the Regents shall be computed on the basis of the regular price charged to other parties.

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1.6

"Patent Rights" means the Valid Claims of, to the extent assigned to or otherwise obtained by The Regents, the following United States patents and patent applications:

UC Case Number	United States Application Number	Filing or Issue Date
SF2012-063	PCT/US13/52301	07/26/2013

Patent Rights shall further include the Valid Claims of, to the extent assigned to or otherwise obtained by The Regents, the corresponding foreign patents and patent applications and any reissues, extensions, substitutions, continuations, divisions, and continuation-in-part applications (but only those Valid Claims in the continuation-in-part applications that are entirely supported in the specification and entitled to the priority date of the parent application).

1.7

"Sale" means the act of selling, leasing or otherwise transferring, providing, or furnishing for use for any consideration.

1.8

"Sublicensee" means any person or entity (including any Affiliate) to which any of the license rights granted to the Licensee hereunder are sublicensed either under an option or a license.

1.9

"Sublicensing Revenues" means amounts (including, without limitation, any licensing fees, or license maintenance fees, or milestone payments), received by or payable to the Licensee from any Sublicensee under a sublicense of the Licensee’s rights under this Agreement, provided that Sublicensing Revenues will not include royalty payments.

1.10

"Technology Rights" means  The Regents' personal proprietary rights in the existing know-how that was developed in the laboratory of Dr. Daniel A. Lim at the University of California, San Francisco, relating to Patent Rights in existence at the time of execution of this Agreement.

1.11

"Valid Claim" means a claim of a patent or patent application in any country that (i) has not expired; (ii) has not been disclaimed; (iii) has not been cancelled or superseded, or if cancelled or superseded, has been reinstated; and (iv) has not been revoked, held invalid, or otherwise declared unenforceable or not allowable by a tribunal or patent authority of competent jurisdiction over such claim in such country from which no further appeal has or may be taken.

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2.

GRANT

2.1

Subject to the limitations and other terms and conditions set forth in this Agreement including the license granted to the United States Government, VA and those reserved by The Regents set forth in the Background and in Paragraphs 2.3.2 (obligations to the United States Government) and 2.6 (Government Requirements), The Regents grants to the Licensee a  license under its rights in and to Patent Rights and Technology Rights to make, use, Sell, offer for Sale and import Licensed Products and to practice Licensed Methods, in the United States and in other countries where The Regents may lawfully grant such licenses, only in the Field of Use.

2.2

Except as otherwise provided for in this Agreement, the license granted under Patent Rights in Paragraph 2.1 is exclusive.  Except as otherwise provided for in this Agreement, the license granted under Technology Rights in Paragraph 2.1 is non-exclusive.

2.3

The license granted in Paragraphs 2.1 and 2.2 is subject to the following:

2.3.1

The license granted in Paragraph 2.1 is subject to the following:

2.3.2

The obligations to the United States Government under 35 U.S.C. §§ 200-212 and all applicable governmental implementing regulations, as amended from time to time, including the obligation to report on the utilization of the Invention as set forth in 37 CFR. § 401.14(h), and all applicable provisions of any license to the United States Government executed by The Regents;

2.3.3

VA Requirements: Dr. Daniel A. Lim was an employee of the Veterans Administration Medical Center and The Regents at the time of development of the Invention. In accordance with the policy of the United States Department of Veterans Affairs ("VA"), Dr. Lim reported the Invention to the VA for a determination of rights. The VA has not provided a response to the determination of rights letter provided by Dr. Lim, as of the Effective Date of this Agreement. In the event the VA asserts the U.S. Federal Government's rights in the Invention, this Agreement will be subject to the terms and obligations of the Cooperative Technology Administration Agreement ("CTAA") executed between the VA and The Regents effective May 19, 2000, as amended from time to time including but not limited to, a non-exclusive, non-transferable, irrevocable, royalty-free, paid-

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up license to practice or have practiced the Invention for or on behalf of the United States Government throughout the world and on behalf of any foreign government or international organization pursuant to any existing or future treaty or agreement to which the United States Government is a signatory. In the event the VA asserts the U.S. Federal Government's rights in the Invention, to comply with the CTAA, The Regents may amend this Agreement (“VA Amendment”) by incorporation of Appendix B and the Licensee shall co-operate in executing the VA Amendment within thirty (30) days of receiving a notification from The Regents. The Licensee acknowledges, that the Agreement may be terminated, at The Regents sole discretion, if the VA Amendment is not executed; and

2.4

the National Institutes of Health "Principles and Guidelines for Recipients of NIH Research Grants and Contracts on Obtaining and Disseminating Biomedical Research Resources," 64 F.R. 72090 (Dec. 23, 1999), as amended from time to time, )

2.5

Reservation of Rights.  The Regents reserves and retains the right (and the rights granted to the Licensee in this Agreement shall be limited accordingly) to make, use and practice the Invention, the Technology Rights, and any technology relating to any of the foregoing and to make and use any products and to practice any process that is the subject of the Patent Rights (and to grant any of the foregoing rights to other educational and non-profit institutions) for educational and academic research purposes, including without limitation, any sponsored research performed for or on behalf of commercial entities and including publication and other communication of any research results; provided, however, that The Regents shall not grant a commercial license to Patent Rights to any third party.

2.6

Government Requirements. Because the Invention was made under funding provided by the United States Government, the parties agree to comply with the terms set forth in 35 U.S.C. § 204.  The Regents will offer reasonable assistance in obtaining a waiver of these requirements upon Licensee’s request.

3.

SUBLICENSES

3.1

Permitted Sublicensing. The Regents also grants to the Licensee the right to sublicense to third parties (including to Affiliates) the rights granted to the Licensee hereunder, with no right to further sublicense except as provided below, as long as the Licensee has

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current exclusive rights thereto under this Agreement.  Each Sublicensee must be subject to a written sublicense agreement.  All sublicenses will include all of the rights of, and will require the performance of all the obligations due to, The Regents (and, if applicable, the United States Government and other sponsors), other than those rights and obligations specified in Article 5 (License Issue Fee), Article 6 (License Maintenance Fee) and Paragraph 8.2 (Minimum Annual Royalty) and Paragraphs 19.3 and 19.4 (reimbursement of Patent Prosecution Costs).  For the purposes of this Agreement, the operations of all Sublicensees shall be deemed to be the operations of the Licensee, for which the Licensee shall be responsible.

3.2

Sublicense Requirements. The Licensee shall provide The Regents with a copy of each sublicense issued within thirty (30) days of execution of such sublicense or sublicense amendment; collect and guarantee payment of all payments due The Regents from Sublicensees; and summarize and deliver all reports due The Regents from Sublicensees.

3.3

Mandatory Sublicensing.  If Licensee is unable or unwilling to serve or develop a potential market or market territory for which there is a company willing to be a Sublicensee, Licensee will, at The Regents' request, negotiate in good faith a Sublicense with any such Sublicensee. The Regents would like licensees to address unmet needs, such as those of neglected patient populations or geographic areas, giving particular attention to improved therapeutics, diagnostics and agricultural technologies for the developing world.

3.4

License Termination.  Upon termination of this Agreement for any reason, all sublicenses shall automatically terminate, unless The Regents, at its sole discretion, agrees in writing to an assignment to The Regents of any sublicense.  In the event of termination of this Agreement and if The Regents accepts assignment of any sublicense, The Regents will not be bound by any grant of rights broader than or will not be required to perform any obligation other than those rights and obligations contained in this Agreement.  The Regents will have the sole right to modify each such assigned sublicense to include all of the rights of The Regents (and, if applicable, the United States Government and other sponsors) that are contained in this Agreement.

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4.

PAYMENT TERMS

4.1

Payment Obligations.  Paragraphs 1.3, 1.4 and 1.6 define Licensed Method, Licensed Product, and Patent Rights, so that Earned Royalties are payable on products and methods covered by both pending patent applications and issued patents.  Earned Royalties will accrue in each country for the duration of Patent Rights in that country and will be payable to The Regents when Licensed Products are invoiced, or if not invoiced, when delivered or otherwise exploited by the Licensee or Sublicensee in a manner constituting a Net Sale as defined in Paragraph 1.5 (Net Sale).  Sublicense Fees with respect to any Sublicensing Revenue shall accrue to The Regents within thirty (30) days of the date that such Sublicensing Revenue is due to the Licensee.

4.2

Schedule.  The Licensee will pay to The Regents all Earned Royalties, Sublicense Fees and other consideration payable to The Regents quarterly on or before February 28 (for the calendar quarter ending December 31), May 31 (for the calendar quarter ending March 31), August 31 (for the calendar quarter ending June 30) and November 30 (for the calendar quarter ending September 30) of each calendar year.  Each payment will be for Earned Royalties, Sublicense Fees and other consideration which has accrued within the Licensee's most recently completed calendar quarter.

4.3

Currency.  All consideration due The Regents will be payable and will be made in United States dollars by check payable to "The Regents of the University of California" or by wire transfer to an account designated by The Regents.  The Licensee is responsible for all bank or other transfer charges.  When Licensed Products are Sold for monies other than United States dollars, the Earned Royalties and other consideration will first be determined in the foreign currency of the country in which such Licensed Products were Sold and then converted into equivalent United States dollars.  The exchange rate will be the average exchange rate quoted in the The Wall Street Journal during the last thirty (30) days of the reporting period.

4.4

Taxes.  Sublicense Fees and Earned Royalties on Net Sales of Licensed Products and other consideration accrued in, any country outside the United States may not be reduced by any taxes, fees or other charges imposed by the government of such country, except those taxes, fees and charges allowed under the provisions of Paragraph 1.5 (Net Sale).

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4.5

Accrual.  In the event that any patent or claim thereof included within the Patent Rights is held invalid in a final decision by a court of competent jurisdiction and last resort and from which no appeal has or can be taken, then all obligation to pay royalties based on that patent or claim or any claim patentably indistinct therefrom will cease as of the date of final decision.  The Licensee will not, however, be relieved from paying any royalties that accrued before such final decision and the Licensee shall be obligated to pay the full amount of royalties due hereunder to the extent that The Regents licenses one or more Valid Claims within the Patent Rights to the Licensee with respect to Licensed Products or to the extent that Licensed Products are based on Technology Rights.

4.6

Interest.  In the event that royalties, fees, reimbursements for Patent Prosecution Costs or other monies owed to The Regents are not received by The Regents when due, the Licensee will pay to The Regents interest at a rate of ten percent (10%) simple interest per annum.  Such interest will be calculated from the date payment was due until actually received by The Regents.  Such accrual of interest will be in addition to and not in lieu of, enforcement of any other rights of The Regents due to such late payment.

5.

LICENSE ISSUE FEE

5.1

Subject to Paragraph 5.2, the Licensee will pay to The Regents a license issue fee of fifty thousand dollars ($50,000) payable according to the following payment schedule:

5.1.1

ten thousand dollars ($10,000) due within seven (7) days of the Effective Date; and

5.1.2

forty thousand dollars ($40,000) due in one or more installments at Licensee financing events, and such installment shall be due as follows (i) ten percent (10%) of the total financing amount received by Licensee, will be payable to The Regents, until the total license issue fee of fifty thousand dollars ($50,000) has been paid and; (ii) each installment is due within thirty (30) days of a Licensee financing event.

5.2

This license issue fee in Paragraph 5.1 is non-refundable, non-cancelable and is not an advance or otherwise creditable against any royalties or other payments required to be paid under the terms of this Agreement.

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6.

LICENSE MAINTENANCE FEE

6.1

Subject to Paragraph 6.2, the Licensee will also pay to The Regents a license maintenance fee within seven (7) days after the one-year anniversary of the Effective Date and within seven (7) days after each subsequent anniversary of the Effective Date in an amount equal to:.

6.1.1

fifteen thousand dollars ($15,000) due within seven (7) days after the one-year anniversary of the Effective Date; and

6.1.2

twenty five thousand  dollars ($25,000) within seven (7) days after the two-year anniversary of the Effective Date and annually thereafter for the life of Patent Rights.

6.2

The license maintenance fee is not due on any anniversary of the Effective Date if on that date, the Licensee is Selling or otherwise exploiting Licensed Products and is paying an Earned Royalty to The Regents on the Net Sales of such Licensed Product.  The license maintenance fee is non-refundable and is not an advance or otherwise creditable against any royalties or other payments required to be paid under the terms of this Agreement.

7.

PAYMENTS ON SUBLICENSES

7.1

The Licensee will pay to The Regents the following non-refundable and non-creditable sublicense fees ("Sublicense Fees") of fifty percent (50%) of all Sublicensing Revenues.

8.

EARNED ROYALTIES AND MINIMUM ANNUAL ROYALTIES

8.1

Earned Royalty.  The Licensee will pay to The Regents an Earned Royalty of thirty five percent (35%) of the Net Sales of Licensed Product or Licensed Method by the Licensee, Sublicensee, or any Affiliate for all aggregate Net Sales ("Earned Royalty").

8.2

Minimum Annual Royalty.  Subject to Paragraph 8.3, the Licensee will also pay to The Regents a minimum annual royalty for the life of Patent Rights, for Licensed Product or Licensed Method, as follows:

8.2.1

fifteen thousand dollars ($15,000) beginning with the year of the first Sale of  Licensed Product or Licensed Method;

8.2.2

fifteen thousand dollars ($15,000) for the second year of Sale of  Licensed Product or Licensed Method; and

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8.2.3

thirty thousand  dollars ($30,000) for the third year of Sale of  Licensed Product or Licensed Method and for each year thereafter for the life of the Patent Rights related to a Licensed Product or Licensed Method.

8.3

The minimum annual royalty will be paid to The Regents by February 28 of each year and will be credited against the Earned Royalty due for the calendar year in which the minimum payment was made.  Licensee's obligation to pay the minimum annual royalty will be pro-rated for the number of months remaining in the calendar year when Sales commence and will be due the following February 28 (along with the minimum annual royalty payment for that year), to allow for crediting of the pro-rated year's Earned Royalties.

9.

MILESTONE PAYMENTS

9.1

With respect to each Licensed Product, the Licensee will pay to The Regents the following non-refundable, non-creditable amounts:

9.1.1

 fifteen thousand dollars ($15,000) upon each FDA market approval for a Licensed Product;

9.1.2

twenty five thousand dollars ($25,000) upon  execution of each  collaboration or partnership agreement with a company for the development of each Licensed Product;

9.1.3

one-time payment of seventy five thousand dollars ($75,000) upon cumulative gross sales of five million dollars ($5,000,000) for Licensed Products sold for research use; and

9.1.4

one-time payment of seventy five thousand dollars ($75,000) upon cumulative gross sales of five million dollars ($5,000,000) for Licensed Products sold for clinical use.

9.2

For the avoidance of doubt, each of the milestone payments set forth in Paragraphs 9.1.1 through 9.1.2 will be payable with respect to each Licensed Product and regardless of whether the applicable milestone event has been achieved by the Licensee, Sublicensee, or any Affiliate.

9.3

All milestone payments set forth in Paragraphs 9.1.1 through 9.1.4are due to The Regents within thirty (30) days of the occurrence of the applicable milestone event.

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10.

INDEXED MILESTONE

10.1

Within sixty (60) days of the earlier of (i) an initial public offering of the equity securities of the Licensee and (ii) a Change of Control Transaction, (the earlier to occur of (i) or (ii), the “Indexed Milestone Event”), the Licensee shall make to The Regents a cash payment equal to N times $P, where: N is the number of shares that would have been received by the holders of five percent (5.0%) of the then issued and outstanding shares of Licensee’s common stock (calculated on a Fully Diluted Basis) at the time of the Change of Control Transaction; and $P is the average price per share paid by the acquiring third party for all shares acquired in the Change of Control Transaction, before taking into account any liquidation preferences held by the preferred shareholders that would be received by Licensee’s stockholders in the Change of Control Transaction and including the fair market value of any non-cash consideration paid by such acquiring third party therefore.

"Change of Control Transaction" means any acquisition, consolidation, merger, reorganization or other transaction or series of transactions in which greater than fifty percent (50%) of the voting power of Licensee is transferred to a third party.  However, a transaction involving a third party will not be considered as a Change of Control Transaction if such transaction or series of transactions does not provide liquidity to at least a majority of Licensee's previous shareholders, either in the form of cash or stock that is freely tradeable and listed on a national securities exchange.

“Fully Diluted Basis” means the number of shares of common stock that would be outstanding if (i) all convertible debt and convertible preferred stock were converted, (ii) all outstanding warrants were exercised, (iii) all outstanding stock options (regardless of whether vested) were exercised, (iv) all shares reserved for issuance under an employee stock option plan or other incentive compensation plan for service providers were issued, whether or not grants of options to purchase such shares have yet been made, and (v) all other outstanding convertible securities or other rights to acquire common stock were fully converted and/or exercised; no deduction from Fully Diluted Shares shall be made in respect of any receipt of option exercise prices or relief from debt upon conversion of convertible debt.

10.2

Notwithstanding the above, at any time after the fifth anniversary of the effective date of the license agreement by giving written notice to the Licensee, The Regents will have the

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ability to cash in the Indexed  Milestone payment in which Licensee shall make to The Regents a cash payment equal to the greater of a) N times $P, where N equals the number of shares that represents five percent (5.0%) of the then-outstanding shares of Licensee’s common stock (calculated based on Fully Diluted Shares) issued as of the date of notice from The Regents and $P is the price per share as determined by an  independent qualified financial professional; or b) two hundred and fifty thousand dollars ($250,000); at which time the Licensee shall have thirty (30) days to make the payment.

10.3

The indexed milestone payment shall be a one-time payment obligation and will survive termination or expiration of the Agreement.

10.4

Participation Rights.   If the Licensee proposes to sell any equity securities or securities that are convertible into equity securities of the Licensee, then The Regents and/or its Assignee (as defined below) will have the right to purchase up to 10% of the securities issued in each offering on the same terms and conditions as are offered to the other purchasers in each such financing.  Licensee shall provide thirty (30) days advanced written notice of each such financing, including reasonable detail regarding the terms and purchasers in the financing.  The term “Assignee” means (a) any entity to which The Regents’ participation rights under this section have been assigned either by The Regents or another entity, or (b) any entity that is controlled by The Regents.  This paragraph shall survive the termination of this agreement.

11.

DUE DILIGENCE

11.1

The Licensee, upon execution of this Agreement, will diligently proceed with the development, manufacture and Sale of Licensed Products and will earnestly and diligently market the same after execution of this Agreement and in quantities sufficient to meet the market demands therefor.

11.2

The Licensee or a Sublicensee will obtain all necessary governmental approvals in each country where Licensed Products are manufactured, used, Sold, offered for Sale or imported.

11.3

Licensee agrees to make Licensed Products readily accessible on reasonable terms to CIRM grantee organizations for non-commercial purposes.

11.4

The Licensee will:

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11.4.1

 market Licensed Products for research use within three (3) months from the Effective Date;

11.4.2

sell Licensed Product for research use within twelve (12) months of the Effective Date;

11.4.3

File and finalize any necessary regulatory documentation for FDA 510(k) approval for the 510(k) application within six (6) months after the 510(k) application has been filed;

11.4.4

market Licensed Products for clinical use within six (6) months of receiving market approval of such Licensed Product from FDA or equivalent foreign regulatory agency;

11.4.5

sell Licensed Products for clinical use within twelve (12)  months of receiving market approval of such Licensed Product from FDA or equivalent foreign regulatory agency;

11.4.6

within one (1) year of the Effective Date, raise at least seven hundred and fifty thousand dollars ($750,000) in funding or revenue;

11.4.7

market Licensed Product in the United States within six (6) months of receiving approval of such Licensed Product from the FDA; and

11.4.8

use commercially reasonable efforts to fill the market demand for Licensed Products following commencement of marketing at any time during the exclusive period of this Agreement.

11.5

If the Licensee is unable to perform any of the above provisions, then The Regents has the right and option to either terminate this Agreement or reduce the Licensee's exclusive license to a nonexclusive license, under the terms set forth in Article 15 (Termination).  This right, if exercised by The Regents, supersedes the rights granted in Article 2 (Grant).

12.

PROGRESS AND ROYALTY REPORTS

12.1

Progress Reports.  Beginning on December 31, 2014, and semiannually thereafter, Licensee will submit a written report to The Regents covering the Licensee’s (and any Affiliates’ or Sublicensees’) activities related to this Agreement. The report will include information sufficient to enable The Regents to satisfy reporting requirements of the U.S. Government and to ascertain progress by Licensee toward meeting this Agreement’s

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diligence requirements set forth in Article 10 (Due Diligence). Each report will describe, where relevant: progress toward commercialization of Licensed Products, including work completed, key scientific discoveries, summary of work in progress, current schedule of anticipated events or milestones, market plans for introduction of Licensed Products and significant corporate transactions involving Licensed Product.

12.2

First Sale. The Licensee will report to The Regents the date of first Sale of a Licensed Product in each country in its first progress and royalty reports following such first Sale of a Licensed Product.

12.3

Royalty Reports.  Beginning with the earlier of (i) the first Sale of a Licensed Product or (ii) the first transaction that results in Sublicense Fees accruing to The Regents, the Licensee shall make quarterly royalty reports to The Regents on or before each February 28, of each year.  Each royalty report will cover the Licensee's most recently completed calendar quarter and will show (a) the gross Sales and Net Sales of Licensed Products Sold during the most recently completed calendar quarter; (b) the number of each type of Licensed Product Sold; (c) the royalties, in U.S. dollars, payable with respect to Sales of Licensed Products; (d) the method used to calculate the royalty; (e) any Sublicense Fees due to The Regents;  (f) the exchange rates used; and (g) any other information reasonably necessary to confirm Licensee's calculation of its financial obligations hereunder.

12.4

Entity Status. The Licensee has a continuing responsibility to keep The Regents informed of the large/small business entity status (as defined by the United States Patent and Trademark Office) of itself and its Sublicensees and Affiliates.

13.

BOOKS AND RECORDS

13.1

Accounting.  The Licensee shall keep accurate books and records showing all Licensed Products manufactured, used, and/or Sold under the terms of this Agreement.  Books and records must be preserved for at least five (5) years from the date of the royalty payment to which they pertain.

Exclusive License SF2012-063   Page 15 of  34

13.2

Auditing.  Books and records must be open to inspection by representatives or agents of The Regents at reasonable times.  The Regents shall bear the fees and expenses of examination but if an error in royalties of more than five percent (5%) of the total royalties due for any year is discovered in any examination then the Licensee shall bear the fees and expenses of that examination and shall remit such underpayment to The Regents within thirty (30) days of the examination results.

14.

LIFE OF THE AGREEMENT

14.1

Term.  Unless otherwise terminated by operation of law, Paragraph 14.2 (Bankruptcy), or by acts of the parties in accordance with the terms of this Agreement, this Agreement will remain in effect from the Effective Date until the expiration or abandonment of the last of the Patent Rights licensed hereunder.

14.2

Bankruptcy.  This Agreement will automatically terminate without the obligation to provide sixty (60) days' notice as set forth in Paragraph 15.1 (Termination By The Regents) upon the filing of a petition for relief under the United States Bankruptcy Code by or against the Licensee as a debtor or alleged debtor.

14.3

Surviving Provisions.  Any termination or expiration of this Agreement will not affect the rights and obligations set forth in the following Articles:

Article 1

Definitions

Paragraph 4.6

Late Payments

Article 5

License Issue Fee

Article 7

Payments on Sublicenses

Paragraphs 8.1 and 8.2

Earned Royalties and Minimum Annual Royalties

Article 10

Indexed Milestone

Article 13

Books and Records

Article 14

Life of the Agreement

Article 16

Use of Names and Trademarks

Article 17

Limited Warranty

Article 18

Limitation of Liability

Paragraphs 19.3 & 19.4

Patent Prosecution Costs and Effects of Termination

Article 22

Indemnification

Article 23

Notices

Article 26

Governing Laws; Venue

Article 29

Confidentiality

14.4

Effects of Termination.  The termination or expiration of this Agreement will not relieve the Licensee of its obligation to pay any fees, royalties or other payments owed to The

Exclusive License SF2012-063   Page 16 of  34

Regents at the time of such termination or expiration and will not impair any accrued right of The Regents, including the right to receive Earned Royalties in accordance with Article 8 (Earned Royalties and Minimum Annual Royalties).

15.

TERMINATION

15.1

By The Regents.  If the Licensee fails to perform or violates any term of this Agreement, then The Regents may give written notice of default (Notice of Default) to the Licensee.  If the Licensee fails to repair the default within sixty (60) days of the effective date of Notice of Default, The Regents may terminate this Agreement and its licenses by a second written notice (Notice of Termination).  If a Notice of Termination is sent to the Licensee, this Agreement will automatically terminate on the effective date of that notice.

15.2

By Licensee.  The Licensee has the right at any time to terminate this Agreement by providing a Notice of Termination to The Regents.  Moreover, the Licensee will be entitled to terminate the rights under Patent Rights on a country-by-country basis by giving notice in writing to The Regents. Termination of this Agreement (but not termination of any patents or patent applications under Patent Rights, which termination is subject to Paragraph 19.4 (Effects of Termination)) will be effective sixty (60) days from the date such termination notice is sent by Licensee.

15.3

Immediate Termination.  The Agreement will terminate immediately if the Licensee files a claim that includes in any way the assertion that any portion of The Regents’ Patent Rights is invalid or unenforceable where the filing is by Licensee, a third party on behalf of Licensee, or a third party at the written urging of, or with the assistance of, the Licensee.

16.

USE OF NAMES AND TRADEMARKS

16.1

Nothing contained in this Agreement will be construed as conferring any right to either party to use in advertising, publicity or other promotional activities any name, trade name, trademark or other designation of the other party (including a contraction, abbreviation or simulation of any of the foregoing).  Without the Licensee's consent case-

Exclusive License SF2012-063   Page 17 of  34

by-case, The Regents may list Licensee's name as a licensee of technology from The Regents and identify Licensee as a UCSF startup without further identifying the technology.  Unless required by law or unless consented to in writing by Director of Technology Management, Office of Innovation, Technology, and Alliances, the use by the Licensee of the name "The Regents of the University of California" or the name of any campus of the University of California in advertising, publicity or other promotional activities is expressly prohibited.

17.

LIMITED WARRANTY

17.1

To the extent of the knowledge of the licensing professional administering this Agreement and as of the Effective Date, The Regents warrants to the Licensee that it has the lawful right to grant this license.

17.2

Except as expressly set forth in this Agreement, this license and the associated Invention, Patent Rights, Licensed Products and Licensed Methods are provided by The Regents WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY OF ANY KIND, EXPRESS OR IMPLIED.  THE REGENTS MAKES NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY THAT THE INVENTION, PATENT RIGHTS, LICENSED PRODUCTS OR LICENSED METHODS WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER RIGHTS.

17.3

This Agreement does not:

17.3.1

express or imply a warranty or representation as to the validity, enforceability, or scope of any Patent Rights or Technology Rights; or

17.3.2

express or imply a warranty or representation that anything made, used, Sold, offered for Sale or imported or otherwise exploited under any license granted in this Agreement is or will be free from infringement of patents, copyrights, or other rights of third parties; or

17.3.3

obligate The Regents to bring or prosecute actions or suits against third parties for patent infringement except as provided in Article 21 (Patent Infringement); or

Exclusive License SF2012-063   Page 18 of  34

17.3.4

confer by implication, estoppel or otherwise any license or rights under any patents or other rights of The Regents other than Patent Rights, regardless of whether such patents are dominant or subordinate to Patent Rights; or

17.3.5

obligate The Regents to furnish any advancements, developments, or other improvements to Patent Rights which are not entitled to the priority dates of Patent Rights, or know-how, technology or information not provided in Patent Rights or Technology Rights; or

17.3.6

obligate The Regents to update the technology in Technology Rights.

18.

LIMITATION OF LIABILITY

18.1

THE REGENTS WILL NOT BE LIABLE FOR ANY LOST PROFITS, COSTS OF PROCURING SUBSTITUTE GOODS OR SERVICES, LOST BUSINESS, ENHANCED DAMAGES FOR INTELLECTUAL PROPERTY INFRINGEMENT OR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR OTHER SPECIAL DAMAGES SUFFERED BY LICENSEE, SUBLICENSEES, OR AFFILIATES ARISING OUT OF OR RELATED TO THIS AGREEMENT FOR ALL CAUSES OF ACTION OF ANY KIND (INCLUDING TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY AND BREACH OF WARRANTY) EVEN IF THE REGENTS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

19.

PATENT PROSECUTION AND MAINTENANCE

19.1

Patent Prosecution.  As long as the Licensee has paid patent costs as provided for in this Article, The Regents shall diligently endeavor to prosecute and maintain the United States and foreign patents comprising Regents' Patent Rights using counsel of its choice. The Regents will provide the Licensee with copies of all relevant documentation so that the Licensee will be informed of the continuing prosecution and may comment upon such documentation sufficiently in advance of any initial deadline for filing a response, provided, however, that if the Licensee has not commented upon such documentation in a reasonable time for The Regents to sufficiently consider the Licensee’s comments prior to a deadline with the relevant government patent office, or The Regents must act to

Exclusive License SF2012-063   Page 19 of  34

preserve the Patent Rights, The Regents will be free to respond without consideration of the Licensee’s comments, if any.  The Licensee agrees to keep this documentation confidential.  The Regents' counsel will take instructions only from The Regents, and all patents and patent applications under this Agreement will be assigned solely to The Regents.  The Regents shall use all reasonable efforts to amend any patent application to include claims reasonably requested by the Licensee to protect the products contemplated to be sold under this Agreement and to file and prosecute patents in foreign countries indicated by and paid for by Licensee.

19.2

Patent Term.  The Licensee shall apply for an extension of the term of any patent included within Regents' Patent Rights if appropriate under the Drug Price Competition and Patent Term Restoration Act of 1984 and/or European, Japanese and other foreign counterparts of this Law.  The Licensee shall prepare all documents, and The Regents agrees to execute the documents and to take additional action as the Licensee reasonably requests in connection therewith.

19.3

Costs.  The Licensee will bear all costs of preparing, filing, prosecuting and maintaining all United States and foreign patent applications contemplated by this Agreement ("Patent Prosecution Costs").  Patent Prosecution Costs billed by The Regents' counsel will be rebilled to the Licensee and are due within thirty (30) days of rebilling by The Regents.  These Patent Prosecution Costs will include, without limitation, patent prosecution costs for the Invention incurred by The Regents prior to the execution of this Agreement and any patent prosecution costs that may be incurred for patentability opinions, re-examination, re-issue, interferences, oppositions or inventorship determinations. Prior Patent Prosecution Costs will be due upon execution of this Agreement and billing by The Regents and are at least $8,586.50.

19.4

Effects of Termination.  The Licensee will be obligated to pay any Patent Prosecution Costs incurred during the three (3)-month period after receipt by either party of a Notice of Termination, even if the invoices for such Patent Prosecution Costs are received by the Licensee after the end of the three (3)-month period following receipt of a Notice of Termination.  The Licensee may terminate its obligation to pay Patent Prosecution Costs with respect to any given patent application or patent under Patent Rights in any or all designated countries upon three (3)-months' written notice to The Regents. The Regents

Exclusive License SF2012-063   Page 20 of  34

may continue prosecution and/or maintenance of such application(s) or patent(s), and applications in foreign countries where Licensee has elected not to file, at its sole discretion and expense, provided, however, that the Licensee will have no further right or licenses thereunder.  Non-payment of Patent Prosecution Costs may be deemed by The Regents as an election by the Licensee not to maintain such application(s) or patent(s).

20.

PATENT MARKING

20.1

The Licensee will mark all Licensed Products made, used or Sold under the terms of this Agreement or their containers in accordance with the applicable patent marking laws.

21.

PATENT INFRINGEMENT

21.1

Infringement Notice.  In the event that The Regents (to the extent of the knowledge of the licensing professional responsible for the administration of this Agreement) or the Licensee learns of infringement of potential commercial significance of any patent licensed under this Agreement, the knowledgeable party will provide the other (i) with written notice of such infringement and (ii) with any evidence of such infringement available to it (the "Infringement Notice").  During the period in which, and in the jurisdiction where, the Licensee has exclusive rights under this Agreement, neither The Regents nor the Licensee will notify a possible infringer of infringement or put such infringer on notice of the existence of any Patent Rights without first obtaining consent of the other.  If the Licensee puts such infringer on notice of the existence of any Patent Rights with respect to such infringement without first obtaining the written consent of The Regents and if a declaratory judgment action is filed by such infringer against The Regents, then Licensee’s right to initiate a suit against such infringer for infringement under Paragraph 21.2 (Company Suit and Joining) below will terminate immediately without the obligation of The Regents to provide notice to the Licensee.  Both The Regents and the Licensee will use their diligent efforts to cooperate with each other to terminate such infringement without litigation.

21.2

Company Suit and Joining.  If infringing activity of potential commercial significance by the infringer has not been abated within ninety (90) days following the date the Infringement Notice takes effect, then the Licensee may institute suit for patent

Exclusive License SF2012-063   Page 21 of  34

infringement against the infringer.  The Regents may voluntarily join such suit at its own expense, but may not otherwise commence suit against the infringer for the acts of infringement that are the subject of the Licensee's suit or any judgment rendered in that suit.  The Licensee may not join The Regents as a party in a suit initiated by the Licensee without The Regents' prior written consent.  If, in a suit initiated by the Licensee, The Regents is involuntarily joined other than by the Licensee, then the Licensee will pay any costs incurred by The Regents arising out of such suit, including but not limited to, any legal fees of counsel that The Regents selects and retains to represent it in the suit.

21.3

Regents’ Suit.  If, within a hundred and twenty (120) days following the date the Infringement Notice takes effect, infringing activity of potential commercial significance by the infringer has not been abated and if the Licensee has not brought suit against the infringer, then The Regents may institute suit for patent infringement against the infringer.  If The Regents institutes such suit, then the Licensee may not join such suit without The Regents' consent and may not thereafter commence suit against the infringer for the acts of infringement that are the subject of The Regents' suit or any judgment rendered in that suit.

21.4

Infringement Notice. Notwithstanding anything to the contrary in this Agreement, in the event that the infringement or potential infringement pertains to an issued patent included within the Patent Rights and written notice is given under the Drug Price Competition and Patent Term Restoration Act of 1984 (and/or foreign counterparts of this Law), then the party in receipt of such notice under the Act (in the case of The Regents to the extent of the actual knowledge of the licensing officer responsible for the administration of this Agreement) shall provide the Infringement Notice to the other party promptly.  If the time period is such that the Licensee will lose the right to pursue legal remedy for infringement by not notifying a third party or by not filing suit, the notification period and the time period to file suit will be accelerated to within forty-five (45) days of the date of such notice under the Act to either party.

21.5

Recovery.  Any recovery or settlement received in connection with any suit will first be shared by The Regents and the Licensee equally to cover any litigation costs each incurred and next shall be paid to The Regents or the Licensee to cover any litigation costs it incurred in excess of the litigation costs of the other.  In any suit initiated by the

Exclusive License SF2012-063   Page 22 of  34

Licensee, any recovery in excess of litigation costs will be shared between Licensee and The Regents as follows:  (a) for any recovery other than amounts paid for willful infringement: (i) The Regents will receive fifteen percent (15%) of the recovery if The Regents was not a party in the litigation and did not incur any litigation costs, (ii) The Regents will receive twenty-five percent (25%) of the recovery if The Regents was a party in the litigation whether joined as a party under the provisions of Paragraph 21.2 (Company Suit and Joining) or otherwise, but The Regents did not incur any litigation costs, and (iii) The Regents will receive fifty percent (50%) of the recovery if The Regents incurred any litigation costs in connection with the litigation; and (b) for any recovery for willful infringement, The Regents will receive  fifty percent (50%) of the recovery.  In any suit initiated by The Regents, any recovery in excess of litigation costs will belong to The Regents.  The Regents and the Licensee agree to be bound by all determinations of patent infringement, validity and enforceability (but no other issue) resolved by any adjudicated judgment in a suit brought in compliance with this Article 21 (Patent Infringement).

21.6

Sublicenses.  Any agreement made by the Licensee for purposes of settling litigation or other dispute shall comply with the requirements of Article 3 (Sublicenses) of this Agreement.

21.7

Cooperation.  Each party will cooperate with the other in litigation proceedings instituted hereunder but at the expense of the party who initiated the suit (unless such suit is being jointly prosecuted by the parties).

21.8

Control.  Any litigation proceedings will be controlled by the party bringing the suit, except that The Regents may be represented by counsel of its choice in any suit brought by the Licensee.

22.

INDEMNIFICATION

22.1

Indemnification.  The Licensee will, and will require its Sublicensees to, indemnify, hold harmless and defend The Regents, the sponsors of the research that led to the Invention  and any invention claimed in patents or patent applications under Patent Rights (including the Licensed Products and Licensed Methods contemplated thereunder) and their employers, and the officers, employees and agents of any of the foregoing,

Exclusive License SF2012-063   Page 23 of  34

against any and all claims, suits, losses, damage, costs, fees and expenses resulting from, or arising out of, the exercise of this license or any sublicense.  This indemnification will include, but not be limited to, any product liability.  If The Regents believes that there will be a conflict of interest or it will not otherwise be adequately represented by counsel chosen by the Licensee to defend The Regents in accordance with this Paragraph 22.1 (Indemnification), then The Regents may retain counsel of its choice to represent it and the Licensee will pay all expenses for such representation.

22.2

Insurance.  The Licensee, at its sole cost and expense, will insure its activities in connection with any work performed hereunder and will obtain, keep in force, and maintain the following insurance:

22.2.1

Absent Sale of Licensed Product, Commercial Form General Liability Insurance (contractual liability included) with limits as follows:

Each Occurrence

$1,000,000

Personal and Advertising Injury

$1,000,000

General Aggregate (commercial form only)

$2,000,000

22.2.2

At first Sale of a Licensed Product, Commercial Form General Liability Insurance (contractual liability included) with limits as follows:

Each Occurrence

$5,000,000

Products/Completed Operations Aggregate

$10,000,000

Personal and Advertising Injury

$5,000,000

General Aggregate (commercial form only)

$10,000,000

22.2.3

If the insurance in Paragraphs 22.2.1 and 22.2.2 is written on a claims-made form, it shall continue for three (3) years following termination or expiration of this Agreement.  The insurance in Paragraph 22.2.1 shall have a retroactive date of placement prior to or coinciding with the Effective Date of this Agreement; and

22.2.4

Worker's Compensation as legally required in the jurisdiction in which the Licensee is doing business.

22.3

No Limitation of Liability. The coverage and limits above will not in any way limit the Licensee’s liability under this Article 22 (Indemnification.)

22.4

Certificates. Upon the execution of this Agreement, the Licensee will furnish The Regents with certificates of insurance evidencing compliance with all requirements.

Exclusive License SF2012-063   Page 24 of  34

Such certificates will: indicate The Regents as an additional insured(s) under the coverage described above in Paragraph 22.2 (Insurance); and include a provision that the coverage will be primary and will not participate with, nor will be excess over, any valid and collectable insurance or program of self-insurance maintained by The Regents.

22.5

Notification.  The Regents will promptly notify the Licensee in writing of any claim or suit brought against The Regents for which The Regents intends to invoke the provisions of this Article 22 (Indemnification).  The Licensee will keep The Regents informed of its defense of any claims pursuant to this Article 22 (Indemnification).

23.

NOTICES

23.1

Any notice or payment hereunder shall be deemed to have been properly given when sent in writing in English to the respective address below and shall be deemed effective:

23.1.1

on the date of delivery if delivered in person,

23.1.2

on the date of mailing if mailed by first-class certified mail, postage paid, or

23.1.3

on the date of mailing if mailed by any global express carrier service that requires the recipient to sign the documents demonstrating the delivery of such notice or payment, or

23.1.4

in the case of notices, if sent by email, on the date the recipient acknowledges having received that email by either an email sent to the sender or by a notice delivered by another method in accordance with this Paragraph 23.1 (Notices), provided that, automated replies and “read receipts” shall not be considered acknowledgement of receipt.

In the case of Licensee:

Accurexa, Inc.

201 Spear St, Suite 1100

San Francisco, CA 94105

Attention:  George Yu, President and CEO

Phone: 415 494 7850

Email: gyu@accurexa.com

Website:www.accurexa.com

In the case of The Regents:

For notices:

Office of Innovation, Technology, and Alliances

Exclusive License SF2012-063   Page 25 of  34

3333 California Street, Suite S-11

San Francisco, CA 94143-1209

(for express mail and deliveries use zip 94118)

Attention:  Director, Technology Management

Referring to: UC Case No. SF2012-063

Email: innovation@ucsf.edu

For remittance of payments:

Innovation Alliances and Services

Attn:  Accounts Receivable

University of California

Office of the President

1111 Franklin Street, 5th Floor

Oakland, CA 94607-5200

Referring to: UC Case No. SF2012-063

24.

ASSIGNABILITY

24.1

The Licensee may assign or transfer this Agreement, without The Regents' prior written consent, only in the case of assignment or transfer to a party that succeeds to all or substantially all of Licensee's business or assets relating to this Agreement, whether by Sale, merger, operation of law or otherwise, provided that a) such assignee or transferee promptly agrees to be bound by the terms and conditions of this Agreement and signs The Regents' standard substitution of party letter (attached here as Appendix A), b) Licensee gives The Regents a thirty (30) day notice of assignment, and c) upon payment by Licensee to The Regents of the one hundred thousand dollar ($100,000) assignment fee.  Any attempted assignment by Licensee other than in accordance with this Paragraph 24.1 will be null and void.  This Agreement is binding upon and will inure to the benefit of The Regents, its successors and assigns.

25.

FORCE MAJEURE

25.1

Except for the Licensee's obligation to make any payments to The Regents hereunder, the parties shall not be responsible for failure to perform due to the occurrence of any events beyond their reasonable control which render their performance impossible or onerous, including, but not limited to:  accidents (environmental, toxic spill, etc.); acts of God; biological or nuclear incidents; casualties; earthquakes; fires; floods; governmental acts; orders or restrictions; inability to obtain suitable and sufficient labor, transportation, fuel

Exclusive License SF2012-063   Page 26 of  34

and materials; local, national or state emergency; power failure and power outages; acts of terrorism; strike; and war.

26.

GOVERNING LAWS; VENUE

26.1

Choice of Law.  THIS AGREEMENT WILL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, excluding any choice of law rules that would direct the application of the laws of another jurisdiction and without regard to which party drafted particular provisions of this Agreement, but the scope and validity of any patent or patent application will be governed by the applicable laws of the country of such patent or patent application.

26.2

Venue.  Any legal action brought by the parties hereto relating to this Agreement will be conducted in San Francisco, California.

27.

GOVERNMENT APPROVAL OR REGISTRATION

27.1

If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, the Licensee will assume all legal obligations to do so.  The Licensee will notify The Regents if it becomes aware that this Agreement is subject to a United States or foreign government reporting or approval requirement. The Licensee will make all necessary filings and pay all costs including fees, penalties and all other out-of-pocket costs associated with such reporting or approval process.

28.

COMPLIANCE WITH LAWS

28.1

The Licensee shall comply with all applicable international, national, state, regional and local laws and regulations in performing its obligations hereunder and in its use, manufacture, Sale or import of the Licensed Products or practice of the Licensed Method.  The Licensee will observe all applicable United States and foreign laws with respect to the transfer of Licensed Products and related technical data to foreign countries, including, without limitation, the International Traffic in Arms Regulations (ITAR) and the Export Administration Regulations.  The Licensee shall manufacture Licensed

Exclusive License SF2012-063   Page 27 of  34

Products and practice the Licensed Method in compliance with applicable government importation laws and regulations of a particular country for Licensed Products made outside the particular country in which such Licensed Products are used, Sold or otherwise exploited.

29.

CONFIDENTIALITY

29.1

The Licensee and The Regents will treat and maintain the other party’s proprietary business, patent prosecution, software, engineering drawings, process and technical information and other proprietary information, including the negotiated terms of this Agreement and any progress reports and royalty reports and any sublicense agreement issued pursuant to this Agreement ("Proprietary Information") in confidence using at least the same degree of care as the receiving party uses to protect its own proprietary information of a like nature from the date of disclosure until five (5) years after the termination or expiration of this Agreement.  Proprietary Information can be written, oral, or both. This confidentiality obligation will apply to the information defined as "Data" under the Secrecy Agreement and such Data will be treated as Proprietary Information hereunder.

29.2

Nothing contained herein will restrict or impair, in any way, the right of the Licensee or The Regents to use or disclose any Proprietary Information:

29.2.1

that recipient can demonstrate by written records was previously known to it prior to its disclosure by the disclosing party;

29.2.2

that recipient can demonstrate by written records is now, or becomes in the future, public knowledge other than through acts or omissions of recipient;

29.2.3

that recipient can demonstrate by written records was obtained lawfully and without restrictions on the recipient from sources independent of the disclosing party; and

29.2.4

that The Regents is required to disclose pursuant to the California Public Records Act or other applicable law.

29.3

The Licensee or The Regents also may disclose Proprietary Information that is required to be disclosed (i) to a governmental entity or agency in connection with seeking any governmental or regulatory approval, governmental audit, or other governmental

Exclusive License SF2012-063   Page 28 of  34

contractual requirement or (ii) by law, provided that the recipient uses reasonable efforts to give the party owning the Proprietary Information sufficient notice of such required disclosure to allow the party owning the Proprietary Information reasonable opportunity to object to, and to take legal action to prevent, such disclosure. Nothing in this Agreement will be construed to prevent The Regents from reporting de-identified raw terms of the Agreement as part of a larger database.

29.4

Upon termination of this Agreement, the Licensee and The Regents will destroy or return any of the disclosing party’s Proprietary Information in its possession within fifteen (15) days following the termination of this Agreement and provide each other with prompt written notice that such Proprietary Information has been returned or destroyed.  Each party may, however, retain one copy of such Proprietary Information for archival purposes in non-working files.

30.

MISCELLANEOUS

30.1

Appendices.  This Agreement includes the attached Appendix A and B.

30.2

Headings.  The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

30.3

Binding Agreement.  This Agreement is not binding on the parties until it has been signed below on behalf of each party.  It is then effective as of the Effective Date.

30.4

Amendments.  No amendment or modification of this Agreement is valid or binding on the parties unless made in writing and signed on behalf of each party.

30.5

Waiver.  No waiver by either party of any breach or default of any of the agreements contained herein will be deemed a waiver as to any subsequent and/or similar breach or default.

30.6

Entire Agreement.  This Agreement embodies the entire understanding of the parties and supersedes all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.

30.7

Invalidity.  In case any of the provisions contained in this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provisions of this Agreement and this

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Agreement will be construed as if such invalid, illegal or unenforceable provisions had never been contained in it.

30.8

Independent Contractors.  In performing their respective duties under this Agreement, each of the parties will be operating as an independent contractor.  Nothing contained herein will in any way constitute any association, partnership, or joint venture between the parties hereto, or be construed to evidence the intention of the parties to establish any such relationship.  Neither party will have the power to bind the other party or incur obligations on the other party's behalf without the other party's prior written consent.

30.9

Counterparts.  This Agreement may be executed in one or more counterparts, each of which together shall constitute one and the same Agreement.  For purposes of executing this Agreement, a facsimile (including a PDF image delivered via email) copy of this Agreement, including the signature pages, will be deemed an original.  The parties agree that neither party will have any rights to challenge the use or authenticity of a counterpart of this Agreement based solely on that its signature, or the signature of the other party, on such counterpart is not an original signature.

30.10

Execution. The terms and conditions of this Agreement shall be considered by The Regents to be withdrawn from the Licensee’s consideration and the Agreement itself to be null and void, unless this Agreement is executed by both The Regents and the Licensee within thirty (30) days of when the execution copy is circulated for signatures.

REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY

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IN WITNESS WHEREOF, both The Regents and the Licensee have executed this Agreement by their respective and duly authorized officers on the day and year written.

ACCUREXA, INC.

THE REGENTS OF THE UNIVERSITY

OF CALIFORNIA

By:

__________________________

By:

___________________________

(Signature)

(Signature)

Name:

__________________________

Name:

__________________________

(Please Print)

(Please Print)

Title:

__________________________

Title:

__________________________

Date:

__________________________

Date:

__________________________

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APPENDIX A:  CONSENT TO SUBSTITUTION OF PARTY

UC Case No.  SF2012-063

This substitution of parties ("Agreement") is effective this             day of                    , 20__, among The Regents of the University of California (“The Regents”), a California corporation, having its statewide administrative offices at 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200 and acting through its Office of Innovation, Technology, and Alliances, University of California San Francisco (“UCSF”), 3333 California Street, Suite S-11, San Francisco, California 94143; Accurexa, Inc. ("Accurexa"), a _____ corporation, having a principal place of business ________; and [new licensee name] [("YYY")] a ______________________ corporation, having a principal place of business at _________________________________.

BACKGROUND

A.

The Regents and Accurexa entered into a License Agreement effective ________________ (UC Control No. __-__-____), entitled _________________ ("License Agreement"), wherein Accurexa was granted certain rights.

B.

Accurexa desires that [YYY] be substituted as Licensee (defined in the License Agreement) in place of Accurexa, and The Regents is agreeable to such substitution.

C.

[YYY] has read the License Agreement and agrees to abide by its terms and conditions.

The parties agree as follows:

1.

[YYY] assumes all liability and obligations under the License Agreement and is bound by all its terms in all respects as if it were the original Licensee of the License Agreement in place of Accurexa.

2.

[YYY] is substituted for Accurexa, provided that [YYY] assumes all liability and obligations under the License Agreement as if [YYY] were the original party named as Licensee as of the effective date of the License Agreement.

3.

The Regents releases Accurexa from all liability and obligations under the License Agreement arising before or after the effective date of this Agreement.

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The parties have executed this Agreement in triplicate originals by their respective authorized officers on the following day and year.

ACCUREXA, INC.

THE REGENTS OF THE

UNIVERSITY OF CALIFORNIA

By:

_____________________________

By:

_____________________________

(Signature)

Name:

_____________________________

Name:

____________________________

(Please print)

Title:

_____________________________

Title:

_____________________________

Date:

_____________________________

Date:

_____________________________

[YYY] COMPANY

By:

___________________________

(Signature)

Name:

___________________________

(Please print)

Title:

___________________________

Date:

___________________________

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APPENDIX B

Cooperative Technology Administration Agreement ("CTAA") executed between the VA and The Regents- See Attached.

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